Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CrowdStrike Holdings, Inc. of our report dated March 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in CrowdStrike Holdings, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 16, 2022